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                                                                      EXHIBIT 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                     State of Incorporation
                                                        or Jurisdiction
                                                     (100% owned unless
      Name                                           otherwise indicated)

Photronics Arizona, Inc.                                  Arizona

Photronics California, Inc.                               California

PLI Management Corp.                                      Florida

Photronics Investment Services, Inc.                      Nevada

Photronics Texas I, L.P.                                  Texas

Photronics Texas II, L.P.                                 Texas

Align-Rite International, LTD                             England

Photronics (UK) Limited                                   England

Photronics Germany GmbH & Co. KG                          Germany

Photronics MZD Verwaltungs GmbH                           Germany

Photronics MZD GmbH                                       Germany

PKL Co., Ltd.                                             Korea (51%)

Photronics Singapore Pte Ltd.                             Singapore

Photronics Services S.A.                                  Switzerland

PSMC                                                      Taiwan (58%)